BYLAWS
OF
NVE CORPORATION
(as amended by the Board of Directors effective August 3, 2023)

BYLAWS
OF
NVE CORPORATION

ARTICLE I
NAME AND ADDRESS

SECTION 1. NAME. The name of the Corporation is NVE Corporation.

SECTION 2. REGISTERED OFFICE. The address of the registered office is 11409 Valley View Road, Eden Prairie, Minnesota 55344.

ARTICLE II
FISCAL YEAR

SECTION 1. FISCAL YEAR. The fiscal year of this Corporation shall begin on April 1 and end on March 31.

ARTICLE III
SHAREHOLDERS' MEETINGS

SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Corporation or at any other place the Board of Directors may from time to time select. The Board of Directors may determine that a regular meeting of the shareholders shall be held solely by means of remote communication in accordance with Minnesota section 302A.436, subdivision 2 and other applicable rules and regulations.

SECTION 2. SHAREHOLDERS MEETINGS. Regular meetings of the shareholders may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis. The date, time, and place of such meetings may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, the Board of Directors, or the holders of not less than three percent of the shares outstanding and entitled to vote.

SECTION 4. NOTICE OF MEETINGS & WAIVER. Written notice stating the place, day, hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of an annual meeting and not less than 3 nor more than 60 days before the date of a special meeting, either personally or by mail, by or at the direction of the President, or other officer or persons calling the meeting, to each registered holder entitled to vote at such meeting.

SECTION 5. PROXIES.A shareholder entitled to vote may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation on or before the meeting at which the appointment is to be effective. A proxy shall not be valid after 11 months from the date of its execution.

SECTION 6. QUORUM; PARTICIPATION BY MEANS OF REMOTE COMMUNICATION. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present the affirmative votes of a majority of the shareholders in attendance shall approve the action. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The Board of Directors may determine that a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all the other requirements for such participation are met.

SECTION 7. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least 10 days immediately preceding the meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

SECTION 8. ACTION WITHOUT A MEETING. An action required, or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

ARTICLE IV
THE BOARD OF DIRECTORS

SECTION 1. NUMBER AND QUALIFICATIONS. The businesses and affairs of the Corporation shall be managed by a Board of Directors initially comprised of five members, who need not be residents of the State of Minnesota or shareholders of the Corporation.

SECTION 2. ELECTION. At each annual meeting, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. If there is not a quorum at an annual meeting, each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. If permitted by the Minnesota Business Corporation Act (“MBCA”) in effect at the time of the annual meeting, director candidates must receive a majority of the votes represented by proxy or in-person and entitled to vote to be elected. If the MBCA in effect proscribes majority voting for directors, directors shall be elected if they receive a plurality of votes cast. If an election of directors is contested, the persons receiving the highest number of votes cast shall be elected, even if they do not receive a majority of the votes cast.

SECTION 3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of their predecessor in office.

SECTION 4. COMPENSATION. The Board of Directors may fix the compensation of directors. A director may serve the Corporation in a capacity other than that of director and receive compensation for the services rendered in that other capacity.

SECTION 5. REMOVAL. Any one or all of the directors may be removed at any time, with or without cause, by the vote of a majority of the shares entitled to vote at an election of directors.

SECTION 6. RESIGNATION. A director may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective time is specified in the notice.

ARTICLE V
MEETINGS OF THE BOARD

SECTION 1. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the registered office of the Corporation or at any other place the board may select.

SECTION 2. FREQUENCY OF MEETINGS. The Board of Directors shall meet at least annually to conduct business.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the president or by any two (2) members of the board.

SECTION 4. NOTICE OF MEETINGS. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of the meeting shall be given to each director at least 10 days before the meeting. This notice may be given either personally; by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; or by sending a copy of the notice through the United States mail to the address of each director appearing on the books of the Corporation.

SECTION 5. WAIVER OF NOTICE. A director may waive in writing notice of a special meeting of the board either before or after the meeting; and their waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

SECTION 6. QUORUM. At meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the board.

SECTION 7. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all directors.

ARTICLE VI
THE OFFICERS

SECTION 1. OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, who is the Chief Executive Officer and a Chief Financial Officer. Two or more offices may be held by the same person. Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected or appointed by the board.

Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these bylaws.

SECTION 2. VACANCIES. Whenever vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors and the officer so elected shall hold office until their successor is chosen and qualified.

SECTION 3. SALARIES. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the board.

SECTION 4. REMOVAL OF OFFICERS AND AGENTS. An officer or agent of the Corporation may be removed by a majority vote of the Board of Directors whenever in their judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5. THE PRESIDENT (CHIEF EXECUTIVE OFFICER). The president shall:

(a) Have general active management of the business of the Corporation;

(b) When present, preside at all meetings of the board and of the shareholders;

(c) See that all orders and resolutions of the board are carried into effect;

(d) Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board to some other officer or agent of the Corporation;

(e) Maintain records of and, whenever necessary, certify all proceedings of the board and the shareholders; and

(f) Perform other duties prescribed by the board.

SECTION 6. CHIEF FINANCIAL OFFICER. The chief financial officer shall:

(a) Keep accurate financial records for the Corporation;

(b) Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the board;

(c) Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the board, making proper vouchers therefor;

(d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the board;

(e) Render to the chief executive officer and the board, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the Corporation; and

(f) Perform other duties prescribed by the board or by the chief executive officer.

SECTION 7. DELEGATION OF DUTIES. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE VII
STOCK

SECTION 1. SHARE CERTIFICATES. Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the president.

SECTION 2. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Minnesota, shall not be bound to recognize any equitable or other claim to or interest in the shares.

SECTION 3. TRANSFER OF SHARES. Certificated shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation. Uncertificated shares will only be transferred on the books of the Corporation upon the written instruction from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

ARTICLE VIII
SPECIAL CORPORATE ACTS

SECTION 1. EXECUTION OF WRITTEN INSTRUMENTS. Contracts, deeds, documents and instruments shall be executed by the president unless the Board of Directors shall in a particular situation designate another procedure for their execution.

SECTION 2. SIGNING OF CHECKS AND NOTES. Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

SECTION 3. VOTING SHARES HELD IN OTHER CORPORATIONS. In the absence of other arrangement by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation may be voted at any shareholders' meeting of the Corporation by the president of this Corporation or, if he is not present at the meeting, by such person as the president of the Corporation shall by duly executed proxy designate to represent the Corporation at the meeting.

ARTICLE IX
AMENDMENTS

SECTION 1. AMENDMENTS. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws is vested in the Board of Directors. The Bylaws may contain any provision for the regulations and management of the affairs of the Corporation not prohibited by law or the Articles of Incorporation.